Exhibit 10.13
AMENDED AND RESTATED
QUEST DIAGNOSTICS INCORPORATED
LONG-TERM INCENTIVE PLAN FOR
NON-EMPLOYEE DIRECTORS
(As amended February 18, 2020)
Section 1.Purpose. The purpose of the Amended and Restated Quest Diagnostics Incorporated Long‑Term Incentive Plan for Non-Employee Directors is to secure for the Corporation and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries.
Section 2.    Definitions. When used herein, the following terms shall have the following meanings:
“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.
“Board” means the Board of Directors of the Corporation.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means ($.01 par value) common stock of the Corporation.
“Corporation” means Quest Diagnostics Incorporated, a Delaware corporation.
“Exercise Price” means the price per share specified in the Option agreement at which the Participant may purchase Common Stock through the exercise of his/her Option, as the same may be adjusted in accordance with Section 9.
“Fair Market Value” means, unless the Administrator determines otherwise, the mean of the high and low selling prices of a share of Common Stock on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the relevant date of determination, or if the Common Stock is not traded on such date, the mean of the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Common Stock) on the next preceding day on which the Common Stock was traded.

“Option” means a right granted under the Plan to a Participant to purchase shares of Common Stock. All Options shall be “nonqualified stock options” which are not intended to qualify as Incentive Stock Options under Section 422 of the Code.
“Option Period” means the period within which the Option may be exercised pursuant to the Plan.
“Participant” means a member of the Board who is not an employee of the Corporation or any subsidiary thereof.
“Plan” means the Amended and Restated Quest Diagnostics Incorporated Long‑Term Incentive Plan for Non-Employee Directors.
“Stock Awards” means a grant under the Plan to a Participant of shares of Common Stock or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.
Section 3.    Administration. The Plan shall be administered by the Administrator who shall establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan. All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.
Section 4.    Participation. All non-employee directors shall automatically be Participants in the Plan.
Section 5.    Shares Subject to the Plan. The maximum number of shares of Common Stock that may be delivered in conjunction with grants of Options and Stock Awards shall be 2,575,000, and 2,575,000 shares of Common Stock shall be reserved for this purpose under the Plan (subject to adjustment as provided in Section 9). The shares issued upon the grant of Stock Awards or exercise of Options may be authorized and unissued shares or shares held in the treasury of the Corporation including shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in shares of Common Stock is due. To the extent that any Stock Award or Option shall be canceled or expire, new Stock Awards or Options may thereafter be granted covering the number of shares that had been subject to the forfeited portion of the relevant Stock Award or Option.

Section 6.    Grants of Options and Stock Awards.
(a)    On the date of the Annual Meeting of Stockholders of each year commencing on January 1, 2006, the Administrator may grant to each Participant an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering shares of Common Stock having a value on the date of grant not exceeding $500,000. In the event that a Participant is elected as a director of the Corporation other than on the date of the Annual Meeting of Stockholders, the Administrator may grant to such director, on his/her election, an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering shares of Common Stock (not to exceed $500,000 in value) that is proportional, based on the fraction of a year remaining until the next Annual Meeting of Stockholders, to the value of the most recent annual equity awards made to the Corporation’s non-employee directors. In addition, upon a Participant’s initial election as a director of the Corporation, the Administrator may make a one-time grant to such Participant of an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering shares of Common Stock having a value on the date of grant not exceeding $500,000.
(b)    As may be permitted from time to time by the Administrator, each Participant may elect to receive a Stock Award in lieu of all or a portion of the cash compensation payable to such director in any year. The number of shares of Common Stock underlying the Stock Award issued to such director upon such election shall be computed using the same valuation methodology as is then used for reporting compensation expense in the Corporation’s financial statements so as to achieve a value equal to the cash compensation that would otherwise have been paid. Any such election shall be irrevocable and shall be made by December 31, effective for the fees payable during the following year and with a Stock Award being granted on each day on which the fees would otherwise have been payable (generally expected to be the first day of each calendar quarter).
Section 7.    Terms and Conditions of Options. Each Option shall be evidenced by a written agreement, in form approved by the Administrator, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Options may be granted singularly or in combination with a Stock Award.
(a)    Option Period. Each Option agreement shall specify that the Option granted thereunder is granted for a period, which period is no longer than ten (10) years from the date of grant, and shall provide that the Option shall have an expiration date, which expiration date shall be no later than ten (10) years from the date of grant.

(b)    Exercise Price. The Exercise Price per share shall be the Fair Market Value on the date the Option is granted.
(c)    Exercise of Option. Subject to Section 7(f) and unless the Administrator shall determine otherwise, Options shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The exercisability of Options, and the ability of a Participant to sell or otherwise transfer shares of Common Stock acquired upon exercise of Options, may be limited by restrictions on exercise included in the Corporation’s securities trading policies or the Corporation’s non-employee director stock ownership guidelines, each as in effect from time to time.
(d)    Payment of Exercise Price Upon Exercise. The Exercise Price of the shares as to which an Option shall be exercised shall be paid to the Corporation at such time as is determined by the Administrator (but in no event later than the date on which any shares are issued on exercise of an Option). The Administrator may authorize in its sole discretion, the payment of the Exercise Price by (i) cash, (ii) delivering Common Stock of the Corporation already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the Exercise Price, (iii) delivering a combination of cash and Common Stock of the Corporation having a total Fair Market Value on the date of such delivery equal to the Exercise Price, or (iv)  a net share settlement procedure or through withholding of shares of Common Stock subject to the Option valued using the Fair Market Value on the date of exercise.
(e)    No Repricing. Except as provided for in Section 9, the Exercise Price of an Option may not be decreased after the date of grant, and an Option may not be surrendered as consideration in exchange for cash, the grant of a new option with a lower Exercise Price or the grant of a Stock Award, without stockholder approval.
(f)    Termination of Service on the Board. In the event a Participant terminates service on the Board for any reason, all Options previously granted to such Participant may be exercised by the Participant (or, if the Participant is deceased, by his/her representative) at any time, or from time to time, for the remaining term of the Option.
(g)    Transferability of Options. No Option and no right arising under any Option shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided, however, that the Administrator may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine.

(h)    Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which the Participant (or if the shares are held in “street name,” the broker designated by the Participant) is recorded as the holder of such shares on the records of the Corporation.
(i)    Other Option Provisions. The form of Option agreement may contain such other provisions as the Administrator may, from time to time, determine.
Section 8.    Terms and Conditions of Stock Awards. Each Stock Award shall be evidenced by a written agreement, in form approved by the Administrator which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Stock Awards may be granted singularly or in combination with an Option.
(a)    Dividends and Dividend Equivalents. A grant of Stock Awards may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a Participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.
(b)    Payments. Stock Awards may be settled through cash payments, the delivery of shares of Common Stock or a combination thereof as the Administrator shall determine. Any Stock Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred share equivalents.
(c)    Settlement. Subject to Section 8(d) and unless the Administrator shall determine otherwise, Stock Awards granted under Section 6(a) hereof consisting of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future shall be settled in three equal annual installments beginning on the first anniversary of the date of grant. Stock Awards granted under Section 6(b) vest and become available for settlement immediately on the date of grant. Settlement of the Stock Awards, and the ability of a Participant to sell or otherwise transfer shares of Common Stock acquired upon settlement of Stock Awards, may be limited by restrictions included in the Corporation’s securities trading policies or the Corporation’s non-employee director stock ownership guidelines, each as in effect from time to time.

(d)    Termination of Service on the Board. In the event a Participant terminates service on the Board for any reason, each Stock Award previously granted to such Participant will be settled in accordance with its terms, subject to any payment deferral made pursuant to Section 8(b).
(e)    Transferability of Stock Awards. No Stock Award and no right arising under any Stock Award shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided, however, that the Administrator may permit transfers as gifts to family members or to trusts or other entities for the benefit of one or more family members on such terms and conditions as it shall determine.
(f)    Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Stock Award prior to the date on which the Participant (or if the shares are held in “street name,” the broker designated by the Participant) is recorded as the holder of such shares on the records of the Corporation.
(g)    Other Stock Award Provisions. The form of Stock Award agreement authorized by the Plan may contain such other provisions as the Administrator may, from time to time, determine.
Section 9.    Adjustments in Event of Change in Common Stock. In the event of any stock split, reverse stock split, stock dividend recapitalization, reorganization, merger, demerger, consolidation, split-up, spin-off, combination or exchange of shares, or of any similar change affecting the Common Stock, or in the event the Corporation pays an extraordinary cash dividend, (i) the number and kind of shares which thereafter may be optioned, awarded and sold under the Plan, (ii) the number and kind of shares subject to Stock Awards under outstanding Stock Award agreements or subject to Options under outstanding Option agreements, and (iii) the Exercise Price per share of such Options shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, Participants in the Plan; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause an Option or Stock Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A (as defined below) or otherwise could subject a Participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award.
Section 10.    Listing and Qualification of Shares. The Plan, the grant of Stock Awards, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under such Stock Awards and Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any grant of a Stock Award or exercise of an Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.
Section 11.    Taxes.
(a) Tax Withholding. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options and Stock Awards including, but not limited to (a) reducing the number of shares of Common Stock otherwise deliverable to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant (but only to the extent that such deduction would not subject the Participant to any interest or additional tax imposed under Section 409A), or (c) requiring a Participant, beneficiary or legal representative to pay in cash to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.
(b)    Section 409A. The Plan is intended and shall be construed to comply with Section 409A of the Code, including any amendments or successor provisions to that Section and any regulations and other administrative guidance thereunder, in each case as they, from time to time, may be amended or interpreted through further administrative guidance (collectively, “Section 409A”). In this regard, and without limiting the previous sentence, any election made with respect to Section 8(b) shall be conformed to the requirements of Section 409A to the extent applicable.
Section 12.    No Liability of Board Members. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Board or the Administrator nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless to the fullest extent permitted by the Corporation’s Restated Certificate of Incorporation and By‑Laws and Delaware General Corporation Law, each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan.

Section 13.    Amendment. The Board may, with prospective or retroactive effect, amend the Plan and the Administrator may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Plan’s purpose; provided, however, that no amendment of the Plan shall deprive any Participant of any right with respect to any Stock Award or Option without his/her written consent; and provided, further, that unless duly approved by the holders of stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Section 9, no amendment or change shall be made in the Plan (i) increasing the total number of shares which may be issued or transferred under the Plan; (ii) changing the exercise price specified for the shares subject to Options; (iii) changing the maximum period during which Options may be exercised; or (iv)  expanding the class of individuals eligible to receive Stock Awards or Options under the Plan. Notwithstanding the foregoing, the consent of a Participant shall not be required for any action taken by the Administrator (x) to settle or adjust an outstanding award pursuant to Section 9 or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Corporation, the imposition on the Participant of any interest or additional tax under Section 409A.
Section 14.    Termination. The Board may suspend or terminate this Plan at any time. No such suspension or termination of the Plan shall deprive any Participant of any right with respect to any outstanding Stock Award or Option without his/her written consent.
Section 15.    Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.
Section 16.    Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed entirely within such State (without reference to its principles of conflicts of law).
Section 17.    No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Option or Stock Award, and the Administrator shall determine whether any fractional share shall be rounded up or rounded down to the nearest whole share, whether cash shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be cancelled.